Exhibit 10.11(a)
Gary M. Merry was hired by the Company pursuant to an offer letter, dated September 18, 2000, which letter is attached as Exhibit 10.11 to the Company’s Quarterly Report on Form 10-Q for the quarter ended May 4, 2002. Effective May 4, 2008, Mr. Merry’s annual base salary shall be $355,000.